EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                       OF
                             RATTLESNAKE GOLD, INC.




                                    ARTICLE I

                                      NAME

         The name of the corporation hereby created shall be RATTLESNAKE GOLD, INC. (hereinafter referred to as the "Corporation").



                                   ARTICLE II

                                    DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.



                                   ARTICLE III

                                    PURPOSES

         The purposes for which this Corporation is organized are:

                    (a) To seek, investigate, acquire interest(s) in, dispose of and operate rushes for gold and all other minerals, and engage in natural resource development and exploration; to own and operate any lawful enterprise(s) whatsoever; to acquire, hold, and dispose of real or personal properties of any kind or nature whether tangible or intangible; and generally to do or perform any act necessary or desirable in connection with the foregoing.

                    (b) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, or otherwise, to trade with and deal in real estate lands, mining claims and mineral interests, interests in lands of every description and all other property of every kind and nature.

                    (c) To acquire, sell, and otherwise, dispose of, deal in stocks, bonds, mortgages, securities, notes, and commercial paper for corporations and individuals.

                    (d) to borrow money and to execute notes and obligations and security contracts therefor, and to lend any of monies or funds of the Corporation and to take evidence of indebtedness therefor, and also to negotiate loans; to carry on a general mining and natural resource development business and to purchase, sell, and deal in such goods and supplies as are necessary or desirable in connection therewith.

                    (e) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors.

                    (f) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of purposes of the attainment of any one or more of the objects herein enumerated, or incidental to the powers therein named, or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, either as holders of or interested in any property, or otherwise; with all the powers hereafter conferred by the laws under which this Corporation is organized.

                    (g) To engage in any and all other lawful purposes, activities, and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all powers allowed or permitted by the laws of the State of Delaware.



                                   ARTICLE IV

                                 CAPITALIZATION

         The Corporation shall have authority to issue 250,000,000 shares of common stock having a par value of $.0001 per share (the "Common Stock.)All shares of Common Stock shall be of the same class and shall have the same rights and preferences. A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of Common Stock which the Corporation shall be authorized to issue, is as follows:

                     (a) COMMON STOCK. The Common Stock shall be non-assessable and shall not have cumulative voting rights or pre-emotive rights. In addition, the Common Stock shall have the following powers, preferences, rights, qualifications, limitations, and restrictions:

                  (i) After the requirements with respect to preferential dividends of preferred stock, if any, shall have been met and after this Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the General Corporation Law of Delaware, then, but not otherwise, the holders Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors without distinction as to series.

                  (ii) After distribution in full of any preferential amount to be distributed to the holders of preferred stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each without distinction as to series, if any.

                  (iii) Except as may otherwise be required by law or this Certificate of Incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend this Certificate of Incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters.

                    (b)     OTHER PROVISIONS.

                  (i) Shares of the Common Stock or any series thereof may be issued from time to time as the board of directors shall determine and on such terms and for such consideration as shall be fixed by the board of directors:

                  (ii) No holder of any of the shares of any class or series of stock or of options, warrants, or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any rights to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporations, or associations, whether such holders or others, and on such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.


                                    ARTICLE V

                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.


                                   ARTICLE VI

                              MEETINGS AND RECORDS

         Meetings of stockholders may be held within or without State Of Delaware, as the bylaws may provide The books of Corporation may be kept (subject to any provision contained the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE VII

                             NO PRE-EMPTIVE RIGHTS

         Shareholders of all classes of the securities of the Corporation shall not have pre-emptive rights to subscribe for or acquire additional shares of the Corporation, whether such shares be hereby or hereafter authorized.



                                  ARTICLE VIII

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who, at the request of the board of directors of the Corporation, may serve, or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock, or which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid on judgment, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually or necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be assessed against them or any of them, by reason of being or having been directors or officers of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or such other corporation, or former director or officer shall be adjudged in any action, suit, or proceeding to be liable for his own negligence of misconduct in the performance of his duties. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of stockholders, or otherwise.



                                   ARTICLE IX

                         LIMITED LIABILITY OF DIRECTORS


         A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper persona! benefit.

                                    ARTICLE X

                        OFFICERS AND DIRECTORS CONTRACTS

          No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation. or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.


                                   ARTICLE XI

                          REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE XII

                                   AMENDMENT

         The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    DIRECTORS

         The Corporation shall have not less than two nor more than nine directors as determined, from time to time, by the board of directors. The original board of directors shall consist of the following persons who shall each serve until the first annual meeting of the stockholders or until a successor is elected and qualified:

                    NAME                      MAILING ADDRESS
                    ----                      ---------------

               Harry F. Nelson                3615 Wolf Creek
                                              Eden, Utah  84310

               Garth Showalter                650 West 800 South
                                              Salt Lake City, Utah
                                              84104


                                  INCORPORATOR

         The name and mailing address of the sole incorporator of this Corporation is as follows:

               Harry F. Nelson                 3615 Wolf Creek
                                               Eden, Utah  84310

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of April, 1988.


                                                   --------------------------

STATE OF UTAH        )
                     )  :ss.
COUNTY OF SALT LAKE  )

         I, VALERIE J. SHAW , a notary public, hereby certify that on the 12th day of April, 1988, personally appeared before me Harry F. Nelson who being by me first duly sworn, declared that he is the person who signed the foregoing Certificate of Incorporation as sole incorporator of Rattlesnake Gold, Inc., and that the statements therein contained are true.

         WITNESS MY HAND AND OFFICIAL SEAL.



                                  ________________________________
                                  Notary Public
                                  Residing in Salt Lake City, UT.

My Commission Expires:

________________________________-

                              CERTIFICATE OF MERGER

                                       OF

                  MARINO INVESTMENTS, INC., A UTAH CORPORATION

                                      INTO

                 RATTLESNAKE GOLD, INC., A DELAWARE CORPORATION


         Pursuant to the provisions of Section 252 of the Delaware General Corporation Law, the undersigned Rattlesnake Gold, Inc., a Delaware corporation (sometimes herein referred to as the "Surviving Corporation"), hereby adopts the following Certificate of Merger:

         1. The names and states of incorporation of each of the constituent corporations are:

                  (a)      Marino Investments, Inc., a Utah corporation.

                  (b)      Rattlesnake Gold, Inc., a Delaware corporation.

         2. An Agreement and Plan of Merger dated as of April 12, 1988 (the "Agreement of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the Delaware General Corporation Law.

         3. The name of the surviving or resulting corporation is Rattlesnake Gold, Inc., a Delaware corporation.

         4. The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at the address below:

                                 3615 Wolf Creek
                                Eden, Utah 84310

         5. A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

         6. The authorized capital stock existing before the Agreement of Merger is 250,000,000 shares of Common Stock, par value $.0001, constituting a total authorized capital of $25,000.

         EXECUTED as of this 20th day of April, 1988.

                                            SURVIVING CORPORATION:

                                            Rattlesnake Gold, Inc., a
                                            Delaware corporation


                                            By:_______________________________
                                                   Harry F. Nelson


                                            By:_______________________________
                                                   Garth Showalter, Secretary

STATE OF UTAH                 )
                              ss.
COUNTY OF SALT LAKE           )

         Harry F. Nelson, having been first duly sworn, hereby declares, certifies and acknowledges that (a) he executed the foregoing Certificate of Merger as President of Rattlesnake Gold, Inc. and that such execution is the act and deed of Rattlesnake Gold, Inc.; (b) he has read the foregoing certificate and knows the contents thereof; and (c) the statements and facts contained therein are true and correct.

         EXECUTED this 20th day of April, 1988.


                                            ___________________________________
                                            Harry F. Nelson

         SUBSCRIBED AND SWORN to before me this 20th day of April, 1988.


                                            ___________________________________
                                            Notary Public

My Commission Expires:                      Residing at: ______________________

_______________________________             ___________________________________

                          AGREEMENT AND PLAN OF MERGER
                         BETWEEN RATTLESNAKE GOLD, INC.
                                       AND
                            MARINO INVESTMENTS, INC.

         This Agreement and Plan of Merger is entered into between Rattlesnake Gold, Inc., a Delaware corporation (herein "Surviving Corporation"), and Marino Investments, Inc. a Utah corporation (herein "Merging Corporation"). Surviving Corporation and Merging Corporation are referred to herein collectively as the "Constituent Corporations."


                              W I T N E S S E T H:

         WHEREAS, Merging Corporation is a corporation duly organized and existing under the laws of the State of Delaware, having an authorized capital stock of 50,000,000 shares of common stock, (herein "Marino Common Stock"), of which 7,775,000 shares are issued and outstanding; and

         WHEREAS, Surviving Corporation is a corporation duly organized and existing under the laws of the State of Utah, having an authorized capital stock of 250,000,000 shares of common stock, of which 1,000 shares are issued and outstanding and owned by Merging Corporation; and

         WHEREAS, Merging Corporation and Surviving Corporation propose to merge for the purpose of changing the domicile of Merging Corporation and effecting the amendment of its Articles of Incorporation; and

         WHEREAS, the respective Boards of Directors of Surviving Corporation and Merging Corporation have deemed it advisable and in the best interests of such corporations that (i) Merging Corporation be merged with and into Surviving Corporation as authorized by the statutes of the States of Utah and Delaware under and pursuant to the terms and conditions hereinafter set forth, and (ii) Surviving Corporation be the surviving corporation.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of such Merger, and such other details and provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree, subject to the approval or adoption of this Agreement by the shareholders of Merging Corporation, and subject to the conditions hereinafter set forth, as follows:


                                    ARTICLE I

         Merging Corporation shall be merged into Surviving Corporation.


                                   ARTICLE II

         The terms and conditions of the Merger are as follows:

          (a)      On the Effective Date of Merger:

                   (1) The separate existence of Merging Corporation shall cease.

                   (2) The Surviving Corporation shall upon the Effective Date of the Merger and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of both Merging Corporation and Surviving Corporation, and all real, personal and mixed property and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to each Constituent Corporation shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, power, franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as effectually as they were of the respective Constituent Corporation, and the title to any real estate vested by deed or otherwise in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger. All rights of creditors and all liens upon any property of either Constituent Corporation shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporation shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the Surviving Corporation shall be responsible and liable to any dissenting shareholders of Merging Corporation who perfect their rights under Utah law; and any action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation shall be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in any such action or proceeding.

                   (3) All corporate acts, plans, policies contracts, approvals and authorizations of Merging corporation and its shareholders, its board of Directors, committees elected or appointed by the Board of Directors, officers and agents which were valid and effective immediately prior to the Effective Date of the Merger shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Merging Corporation.

          (b) The officers and Board of Directors of Surviving Corporation immediately prior to the Effective Date of the Merger shall be and constitute the officers and Board of Directors of the Surviving Corporation to serve in accordance with the Bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified.

                                   ARTICLE III

                      ARTICLES OF INCORPORATION AND BYLAWS

          (a) The Articles of Incorporation of Surviving Corporation as existing and constituted immediately prior to the Effective Date of the Merger shall, from and after the Effective Date of the Merger, be and constitute the Articles of Incorporation of the Surviving Corporation.

          (b) The Bylaws of Surviving Corporation as existing and constituted immediately prior to the Effective Date of the Merger shall, from and after the Effective Date of the Merger, be and constitute the Bylaws of the Surviving Corporation until amended in the manner provided by law.


                                   ARTICLE IV

                       CONVERSION AND EXCHANGE OF SHARES

         The manner of converting or exchanging the shares of Marino Common Stock shall be as follows:

          (a) On the Effective Date of the Merger, each share of Marino Common Stock issued and outstanding immediately prior to the Effective Date of the Merger shall, upon the Merger and without further action on the part of the holder thereof, be automatically cancelled and converted to the right to receive in exchange therefore one (1) share of the Common Stock, $.0001 par value, of Surviving Corporation, which shall be fully paid and nonassessable.

          (b) On or after the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Marino Common Stock shall be entitled, upon surrender of such certificate at the offices of an exchange agent appointed by the Surviving Corporation to receive a certificate representing the number of shares of Surviving Corporation's common stock into which the shares of Marino Common Stock shall have been converted in accordance with Article IV(a) above. Until so surrendered, each such outstanding certificate which prior to the Effective date of the Merger represented shares of Marino Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of shares of Surviving Corporation's common stock into which such shares of Marino Common Stock shall have been so converted. No certificates or scripts for fractional shares shall be issued.

         (c) All of the presently outstanding shares of the Surviving Corporation shall be cancelled.

                                    ARTICLE V

                  OTHER PROVISIONS WITH RESPECT TO THE MERGER

          (a) This Agreement shall be submitted to the shareholders of each of the Constituent Corporations as provided by the applicable laws of the State of Utah. After the approval or adoption thereof by the shareholders of each Constituent Corporation in accordance with the requirements of the laws of the States of Utah and Delaware, all required documents shall be executed, verified, certified, filed and recorded and all required acts shall be done in order to accomplish the Merger under the provisions of the applicable statutes of the States of Utah and Delaware.

         (b) This Agreement may be terminated by either of the Constituent Corporations at any time prior to the Effective Date of the Merger.

          (c) Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver such documents or take such other action as is necessary or desirable to vest, perfect or confirm in the Surviving Corporation the title to any property or rights of the Merging Corporation acquired or to be acquired by or as a result of the Merger. Each of the Constituent Corporation and Surviving Corporations will pay all costs and expenses incident to the transactions contemplated herein equally.

          (d) Merging Corporation and Surviving Corporation, by mutual consent of their respective Boards of Directors and to the extent permitted by law, may amend, modify, or supplement this Agreement in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by their respective shareholders; provided, however, that after adoption by the shareholders no such amendment, modification, or supplement shall adversely affect the rights of any shareholder in any manner.


                                   ARTICLE VI

                   APPROVAL AND EFFECTIVE DATE OF THE MERGER

          (a) The Merger shall be carried out in the following manner (1) this Agreement shall be adopted and approved on behalf of each Constituent Corporation in accordance with the Utah Business Corporation Act, and (2) this Agreement as so adopted and so approved, when executed, certified and verified in accordance with the Utah Business Corporation Act, and Articles of Merger as provided by Utah law, shall be filed in the Division of Corporations and Commercial Code of the State of Utah and the Secretary of State of the State of Delaware. The effect of the Merger and the effective date of the Merger are as prescribed by law. (The particular time and date of the filing with the Secretary of State of Delaware being herein referred to as the "Effective of the Merger").

          (b) For the convenience of the parties and to facilitate the filing and recording of this Agreement, this Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          (c) Merging Corporation shall from time to time, as and when requested by Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

         (d) This Agreement may not be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

         IN WITNESS WHEREOF, each of the corporations named below, pursuant to the authority duly given to them by their respective Board of Directors, have caused this Agreement and Plan of Merger to be executed on their behalf by their respective President and Secretary, all as of the _____ day of April, 1988.


ATTEST:                                      RATTLESNAKE GOLD, INC.
                                             (a Delaware corporation)

By:___________________________________       By:_______________________________
       Garth Showalter,
       Secretary
ATTEST:                                      MARINO INVESTMENTS, INC.
                                             (a Utah corporation)

By:___________________________________       By:_______________________________
       Garth Showalter,                             Harry F. Nelson, President
       Secretary

                                   CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF CHARTER



         RATTLESNAKE  GOLD,  INC.  ________________________________,  a
corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         1.     The name of this corporation is RATTLESNAKE GOLD, INC.

 .        2.     Its  registered office in the State of Delaware is located at 1209 Orange Street , City of Wilmington, Zip Code 19801, County of New Castle, the name and address of its registered agent is The Corporation Trust Company. Corporation Trust Center, 1209 Orange Street, Wilmington. Delaware. 19801.

         3. The date of filing of the original Certificate of Incorporation in Delaware was April 13, 1988.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1990, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the First day of March A.D. l990 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware as amended. providing for the renewal. extension and restoration of charters, Edward Dallin Bagley, the last and acting President and Edward Dallin Bagley, the last and acting Secretary of Rattle snake Gold. Inc. . have hereunto set their hands to this certificate this 16th day of May 1995.

                                    ----------------------------------------
                                    Last and Acting President and Secretary

                            CERTIFICATE OF AMENDMENT

                         TO CERTIFICATE OF INCORPORATION

                                       OF

                             RATTLESNAKE GOLD, INC.

                  (CHANGED HEREIN TO "SHADOW WOOD CORPORATION")

         In accordance with Section 242 of the Delaware Corporation Law Annotated, as a mended, Rattlesnake Gold, Inc. (the "Corporation"), a Delaware corporation, does hereby adopt the following Certificate of Amendment (the "Amendment") to the Certificate of Incorporation.

         1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof:

                                    ARTICLE I

                                      NAME

         The name of the Corporation hereby created shall be:

                             SHADOW WOOD CORPORATION

         2. Except as specifically provided herein, the provisions of the Corporation's Certificate of Incorporation shall remain unamended and shall continue in full force and effect.

         3. By execution of this Certificate of Amendment to the Certificate of Incorporation, the president and secretary of the Corporation do hereby certify that the foregoing amendment to the Certificate of Incorporation was adopted as amendments to the original Certificate of Incorporation of the Corporation by the shareholders of said Corporation at a special meeting of the shareholders of the Corporation in accordance with Section 242, Delaware Corporation Law Annotated.

         IN WITNESS WHEREOF, the foregoing Certificate of Amendment to the Certificate of Incorporation of Rattlesnake Gold, Dunce, has been executed this ____ day of August, 1995.

ATTEST:                                 RATTLESNAKE GOLD, INC.


___________________________________     By:_______________________________
Mark Archibald

STATE  OF UTAH      )
                    ):ss
COUNTY OF DAVIS     )

         On this ___ day of August, 1995, personally appeared before me Edward Dalton Bagley and Mark Archibald, who being by me duly sworn did say, each for themselves, that he, the said Edward Dallin Bagley, is the president, and he, the said Mark Archibald, is the secretary, respectively, of Rattlesnake Gold, Inc., and that they are the persons who executed the foregoing Certificate of Amendment to the Certificate of Incorporation for and on behalf of Rattlesnake Gold, Inc., and that the statements contained therein are true.

         WITNESS MY HAND AND OFFICIAL SEAL

                                             NOTARY PUBLIC

                                             Residing in ____________________

         My Commission Expires:

                       CERTIFICATE AND ARTICLES OF MERGER
                                       OF
                      MAGICWORKS ENTERTAINMENT INCORPORATED
                              A FLORIDA CORPORATION
                                      INTO
                             SHADOW WOOD CORPORATION
                             A DELAWARE CORPORATION


THE UNDERSIGNED CORPORATIONS DO HEREBY CERTIFY:


         FIRST: That the name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") of the merger (the "Merger') is as follows:


         NAME                                        STATE OF INCORPORATION
         ----                                        ----------------------

         Magicworks Entertainment Incorporated       Florida


         Shadow Wood Corporation                     Delaware


         SECOND: That an Agreement and Plan of Merger between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252 of the Delaware General Corporation Law and the requirements of Florida law and that upon filing this document with the Secretary of State of Florida and the Secretary of State of Delaware, the Merger shall be effective (the "Effective Time").


         THIRD: Shadow Wood Corporation ("SWC" or the "Surviving Corporation") has an authorized capitalization consisting of 250,000,000 shares of $.0001 par value common stock ('SWC Common Stocks), of which 3,889,750 shares are issued and outstanding as of the date of execution hereof; and Magicworks Entertainment Incorporated ("MEI") has an authorized capitalization consisting of 50,000,000 shares of common stock, $.001 par value ("M EI Common Stock"), of which 19,000,000 shares are issued and outstanding as of the date hereof.


         FOURTH: The surviving corporation of the Merger is Shadow Wood Corporation, a Delaware corporation.


         FIFTH: The Plan of Merger and the terms and conditions of the Merger and the manner and basis of converting the shares of the Constituent Corporations is as follows:

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         (a)       Corporate Existence

                   (1) From and after the Effective Time, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; (iii) the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and (iv) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

                   (2) From and after the Effective Time, (i) the Certificate of Incorporation and By-laws of SWC, as existing immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation subject to amendments adopted herein and any subsequent amendments; (ii) the members of the Board of Directors of MEI holding office immediately prior to the Effective Time shall become the members of the Board of Directors of the Surviving Corporation, each to serve subject to the Surviving Corporation's Bylaws; (iii) the Surviving Corporation shall change its name to Magicworks Entertainment Incorporated; (iv) all persons who hold executive offices of MEI at the Effective Time shall be elected by the board of directors of the Surviving Corporation to hold the same offices of the Surviving Corporation, each to serve subject to the Surviving Corporation's By-laws.

         (b)       Conversion of Securities

         As of the Effective Time and without any action on the part of the Constituent Corporations or the holders of any of the securities of either of these corporations each of the events set forth below shall occur. All capitalized terms are defined in the Agreement and Plan of Merger referred to in the EIGHTH article hereof:


                   (1) Each of the MEI Historical Shares issued and outstanding immediately prior to the Effective Time shall be converted into one share of SWC Common Stock. All such shares of MEI Common Stock will no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive certificates evidencing such number of shares of SWC Common Stock into which such shares of MEI Common Stock were converted. The holders of such certificates previously evidencing shares of MEI Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights

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         with respect to such shares of MEI Common Stock except as otherwise provided herein or by applicable law;

                   (2) Any shares of MEI Common Stock held in the treasury of MEI immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

                   (3) In fulfillment of the obligation of MEI to issue securities underlying Units sold in its Private Placement to purchasers in the Private Placement, SWC shall issue on the terms and subject to the conditions set forth in the Memorandum: (a) shares of SWC Common Stock on the basis of one share for each share of MEI Common Stock sold in the Private Placement, (b) an unsecured senior convertible note ("Note" or Notes") in the principal amount of $12,500 for each Note sold in the Private Placement. The terms of the Notes shall be as described in the Memorandum and in the form as attached to the Memorandum as an exhibit, and SWC hereby agrees to assume all responsibility, upon Closing, to implement the sinking fund and other arrangements as defined and contemplated in the Memorandum, including, without limitation, the obligation to issue SWC Common Stock in the event of conversion of the Notes or the obligation to issue redeemable common stock purchase warrants in the event of prepayment of the Notes under certain circumstances;

                   (4) Subject to completion of the sale of at least $10,000,000 in Units in the Private Placement, SWC shall issue to Capital Growth International, LLC ("CGI") or its designees, after giving effect to the SWC reverse stock split, 488, 820 shares of SWC Common Stock and Warrants to purchase 500,000 shares of SWC Common Stock under the terms and conditions of the Placement Agent Agreement between MEI and CGI dated June 14, 1996, and as described in the Memorandum.

                   (5) The 311,180 shares of SWC Common Stock previously issued and outstanding prior to the Merger will remain issued and outstanding;

                   (6) At Closing, there shall be no securities convertible into or exercisable or exchangeable for shares of SWC or MEI Common Stock except as described in the Memorandum.

         SIXTH:  Voting results for the Merger are as follows:

         (a) Shadow Wood Corporation. The Agreement and Plan of Merger (the "Plan") was submitted to certain stockholders of Shadow Wood Corporation by the board of directors on July 2, 1996, and out of 3,889,750 shares of common stock entitled to vote on the Plan, 3,490,250 (89%) shares approved the plan by written consent, resulting in approval of the Plan.

         (b) Magicworks Entertainment Incorporated. The Plan was submitted to certain stockholders of Magicworks Entertainment Incorporated by the board of directors

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


on June 22, 1996, and out of 19,000,000 shares of common stock entitled to vote on the Plan, 19,000,000 (100%) shares approved the Plan by written consent, resulting in approval of the Plan.


         (c) GENERAL. The number of votes cast for the Plan by each group was sufficient under Florida and Delaware law for approval by that voting group.


         SEVENTH: The Certificate of Incorporation of Shadow Wood Corporation shall be the Certificate of Incorporation of the Surviving Corporation and is hereby amended as follows:


         1.       Article I is amended to read as follows:


                                    ARTICLE I


                                      NAME


                  The name of the corporation is Magicworks Entertainment Incorporated.


         2.       Article IV is amended to read as follows:


                                   ARTICLE IV

                                 CAPITALIZATION

                  The aggregate number of shares which this Corporation shall have authority to issue is:

                  (a) Common Stock. The Corporation shall have authority to issue 50,000,000 shares of common stock having a par value of $.001 per share. All shares of common stock shall have the same rights and shall not be liable to any further call or assessment and shall have no pre-emptied rights.

                  (b) Preferred Stock. The Corporation shall have authority to issue 5,000,000 shares of preferred stock, $.001 par value, which may be issued in one or more series and with such rights, preferences and designations as determined by the Corporation's board of directors. All shares of any one series shall be alike in every particular.


         EIGHTH: The Agreement and Plan of Merger dated July 24, 1996, between SWC and MEI is on file at the principal place of business of SWC at 1258 E. Malvern Avenue, Salt Lake City, Utah 84117 and will be furnished on request without cost to any stockholder of either of the Constituent Corporations.

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


         NINTH: Upon this Merger becoming effective, the Surviving Corporation acknowledges that it is deemed, under Florida law:

                  (c) To appoint the Secretary of State as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each domestic corporation party to the merger or share exchange; and

                  (d) To agree that it will promptly pay to the dissenting shareholders of each domestic corporation party to the merger or share exchange the amount, if any, to which they are entitled under Section 607.1302, Florida Statutes.

                        SHADOW WOOD CORPORATION


                        By______________________________
                            Robert L. Wright, President

                        By______________________________
                            Mark Archibald, Secretary


                        MAGICWORKS ENTERTAINMENT INCORPORATED



                        By______________________________
                             Lee Marshall, President

                        By______________________________
                             Larry Turk, Secretary


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